Exhibit 10.42

Non-Qualified Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made and entered into as of [DATE] by and between QumulusAI, Inc., a Georgia corporation formerly known as Global Digital Holdings, Inc. (the “Company”), and [PARTICIPANT NAME] (the “Participant”).

Grant Date: _____________________________________

Exercise Price per Share: __________________________

Number of Option Shares: _________________________

Expiration Date: _________________________________

1.    Grant of Option.

1.1    Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Global Digital Holdings, Inc. 2022 Option Plan (the “Plan”). The Option is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option within the meaning of Code Section 422.

1.2    Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.    Vesting and Exercisability.

2.1    Vesting and Exercisability of Option. [Twenty-five percent (25%) of the Option shall vest and become exercisable on the first anniversary of the Grant Date of the Option. Thereafter, an additional one-thirty-sixth (1/36) of each Option shall vest on each subsequent monthly anniversary of the Grant Date so that one hundred percent (100%) of the Option is fully vested on the fourth anniversary of the Grant Date. No Option may be exercised for a fraction of a share of Common Stock.]1

2.2    Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.    Exercisability of Options Following Termination of Continuous Service.

3.1    Forfeiture of Unvested Options. In the event of the Participant’s Termination of Continuous Service for any reason, any unvested Options shall immediate terminate and cease to be exercisable.

1 Note to Company: This is the default vesting conditions and matches what is currently in the Plan. However, the Plan gives the Committee/Board the power to assign different vesting conditions.

3.2    Exercisability of Vested Options Following Termination of Continuous Service.

(a)    If the Participant’s Continuous Service is terminated for any reason other than Cause, death, or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date that is three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

(b)    If the Participant’s Continuous Service is terminated on account of the Participant’s death or Disability, the Participant or the Participant’s executor, administrator, heir or legatee, as applicable, may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date that is twelve months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

3.3    Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.4    Extension of Termination Date. If, following the Participant’s termination of Continuous Service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate any registration requirements, any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.

4.    Manner of Exercise.

4.1    Election to Exercise. To exercise the Option, the Participant (or, in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of exercise in the manner designated by the Committee. If someone other than the Participant exercises the Option, then such Person must submit documentation reasonably acceptable to the Company verifying that such Person has the legal right to exercise the Option.

4.2    Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)    in cash or by certified or bank check at the time the Option is exercised; or

(b)    in the discretion of the Committee, upon such terms as the Committee shall approve:

(i)    by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired;

(ii)    by a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Option Exercise Price;

(iii)    by any combination of the foregoing methods; or

(iv)    in any other form of legal consideration that may be acceptable to the Committee.

4.3    Withholding. Prior to the issuance of Option Shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a)    tendering a cash payment;

(b)    issuing any Common Stock issued pursuant to any Award to an agent on behalf of the Participant and directing the agent to sell a sufficient number of such shares on behalf of the Participant to satisfy the amount of any such withholding obligation, with the agent paying the proceeds of any such sale to the Company or any Affiliate for this purpose; or

(c)    to the extent permitted by law, deducting the amount of any such withholding obligation from any payment of any kind otherwise due to the Participant.

5.    Restrictions on Transfer. This Option shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance, or charge. Notwithstanding the foregoing, in the event of the Participant’s death while employed by the Company, proceeds from the exercise of the Option may become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the Participant’s last will, or by the Participant’s executors, personal representatives, or distributees of the Option in accordance with the Participant’s will of the laws of descent and distribution.

6.    No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to continue to serve the Company or an Affiliate in the capacity then in effect at the time this Agreement was entered into or shall affect the right of the Company or an Affiliate to terminate (a) the Participant’s service with or without notice and with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Option Shares prior to the date of exercise of the Option.

7.    Change in Control.

7.1    Acceleration of Vesting. In the event of a Change in Control, the Committee may, but shall not be obligated to:

(a)    accelerate, vest or cause the restrictions to lapse with respect to all or any portion of this Option;

(b)    cancel the Option and cause to be paid to the Participant the value of the vested portion of the Option, if any, as determined by the Committee, in its sole discretion, it being understood that in the case of any Option with an Option Exercise Price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor;

(c)    provide for the issuance of substitute Awards or the assumption or replacement of such Awards; or

(d)    provide written notice to the Participant that for a period of at least ten (10) days prior to the Change in Control, the Option shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any portion of the Option not so exercised shall terminate and be of no further force and effect.

7.2    The obligations of the Company under the Plan and this Option shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

8.    Adjustments. The Option Shares may be adjusted or terminated in any manner as contemplated by Section 8 of the Plan.

9.    Clawback Rights. The Option Shares are subject to the Company’s Clawback Rights under Section 10.6 of the Plan.

10.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any Option Shares; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

11.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.    Choice of Law. The validity, construction and effect of the Plan, this Agreement and any rules and regulations relating to the Plan or this Agreement shall be determined in accordance with the laws of the State of Georgia, other than its law respecting choice of laws, and applicable federal law. Venue shall be in, and subject to the jurisdiction of, the courts of the State of Georgia or a Federal Court located in the State of Georgia (as may be appropriate).

13.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

14.    Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.    [Shareholders’ Agreement. Notwithstanding anything in this Agreement to the contrary, and in accordance with Section 11.3 of the Plan, as a condition to the receipt of Option Shares, the Participant shall execute and become a party to the Shareholders’ Agreement which shall set forth certain restrictions on the transferability of the Option Shares, including [a right of first refusal of the Company with respect to Option Shares, the right of the Company to re-purchase Option Shares after a Participant’s termination of Continuous Service, and drag-along rights of the Company and certain investors] and such other terms as the Board or Committee shall from time to time establish.]2

16.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

17.    Severability. If any of the provisions of the Plan or this Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

2 Note to Company: The Plan gives the Committee/Board the discretion to require the Participant to become a party to a Shareholder’s Agreement. This provision may be thus included, with the appropriate description of the restrictions, if the Company desires on a case-by-case basis.

18.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

19.    Amendment. The Committee at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

20.    No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Option Shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

QUMULUSAI, INC.

By:

Name:

Title:

PARTICIPANT

By:

Name:

Please complete the following as applicable:

Acknowledgment and Agreement of Spouse

The undersigned spouse of the Participant acknowledges that he or she has read this Agreement and agrees to be bound by its terms to the extent that the Participant has executed such document.

______________________

Name:

OR

Declaration of Unmarried Status

The Participant hereby declares that he or she is not married as of the date hereof.

_____________________

Name: